BNY MELLON ALCENTRA GLOBAL MULTI-STRATEGY CREDIT FUND, INC.

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints James Bitetto, Sonalee Cross, Deirdre Cunnane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff Prusnofsky, Peter Sullivan and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including pre- and post-effective amendments to the Fund's Registration Statement on Form N-2, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Bradley J. Skapyak	April 24, 2019
Bradley J. Skapyak

/s/ James Windels	April 24, 2019
James Windels

/s/ Joseph S. DiMartino	April 24, 2019
Joseph S. DiMartino

/s/ Francine J. Bovich	April 24, 2019
Francine J. Bovich

/s/ Kenneth A. Himmel	April 24, 2019
Kenneth A. Himmel

/s/ Stephen J. Lockwood	April 24, 2019
Stephen J. Lockwood

/s/ Richard C. Rochon	April 24, 2019
Richard C. Rochon

/s/ Roslyn M. Watson	April 24, 2019
Roslyn M. Watson

/s/ Benaree Pratt Wiley	April 24, 2019
Benaree Pratt Wiley

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On April 24, 2019 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within Power of Attorney (the "instrument") and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Loretta Johnston
Notary Public

[Power of Attorney—BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.]